Exhibit 99.1

News Release
TransUnion Announces Strong Second Quarter 2022 Results
•Delivered 30 percent total revenue growth, and 9 percent organic constant currency revenue growth excluding mortgage, driven by continued strength in International and U.S. Markets.
•Met earnings expectations due to proactive cost management and acquisition synergy initiatives.
•Built further momentum with recent acquisitions by growing our sales pipeline and realizing ahead-of-schedule cost reductions.
•Now expecting 2022 organic revenue growth excluding mortgage to be 9 to 10 percent with strong performance in our B2B businesses; adjusting guidance to reflect greater foreign currency and mortgage headwinds as well as moderation in growth expectations for our U.S. businesses.
CHICAGO, July 26, 2022 - TransUnion (NYSE: TRU) (the “Company”) today announced financial results for the quarter ended June 30, 2022.

Second Quarter 2022 Results
Revenue:
•Total revenue for the quarter, was $948 million, an increase of 30 percent (32 percent on a constant currency basis and 5 percent on an organic constant currency basis), compared with the second quarter of 2021.
Earnings:
•Net income attributable to TransUnion was $96 million for the quarter, compared with $128 million for the second quarter of 2021. Diluted earnings per share was $0.49, compared with $0.66 in the second quarter of 2021. Net income attributable to TransUnion margin was 10.1%, compared with 17.5% in the second quarter of 2021.
•Adjusted Net Income was $190 million for the quarter, compared with $170 million for the second quarter of 2021. Adjusted Diluted Earnings per Share for the quarter was $0.98, compared with $0.88 in the second quarter of 2021.
•Adjusted EBITDA was $350 million for the quarter, an increase of 19 percent (20 percent on a constant currency basis, 4 percent on an organic constant currency basis) compared with the second quarter of 2021. Adjusted EBITDA margin was 36.9 percent, compared with 40.6 percent in the second quarter of 2021.
“TransUnion delivered another solid quarter,” said Chris Cartwright, President and CEO. “We continued to drive market-leading organic growth in key verticals such as Financial Services, Insurance, Public Sector and Media; and robust results internationally led by India, Asia Pacific, Latin America and Africa.”
“We continue to expect a strong year with 9 to 10 percent organic growth excluding mortgage despite adjusting our 2022 outlook to account for greater foreign exchange and mortgage headwinds as well as modestly lower growth in certain parts of our business. In U.S. mortgage, we anticipate 30 to 35 percent revenue declines due to 40 to 45 percent inquiry declines. We expect to deliver strong earnings growth.”
“Additionally, we achieved key milestones in integrating our recent strategic acquisitions. We are increasingly enthusiastic about the power of our combined capabilities and go-to-market strategy to deliver significant value to customers. Our portfolio transformation over the last decade positions us better than ever to deliver relative outperformance in all environments.”

Second Quarter 2022 Segment Results
U.S. Markets:
On April 8, 2022, we completed our acquisition of Verisk Financial Services (“VF”), the financial services business unit of Verisk Analytics, Inc., including its leading core businesses Argus Information and Advisory Services, Inc. and Commerce Signals, Inc. (collectively “Argus”). Our second quarter and year-to-date 2022 results include Argus within the Financial Services vertical of our U.S. Markets segment. The non-core businesses from the acquisition were classified as held for sale and are presented as discontinued operations, net of tax, for the three and six months ended June 30, 2022.
U.S. Markets revenue was $633 million, an increase of 44 percent (5 percent on an organic basis) compared with the second quarter of 2021.
•Financial Services revenue, which includes Argus, was $301 million, an increase of 11 percent (3 percent on an organic basis) compared with the second quarter of 2021.
•Emerging Verticals revenue, which includes Neustar, Inc. (“Neustar”), Insurance and all other verticals, was $332 million, an increase of 98 percent (8 percent on an organic basis) compared with the second quarter of 2021.
Adjusted EBITDA was $234 million, an increase of 25 percent (3 percent on an organic basis) compared with the second quarter of 2021.
International:
International revenue was $187 million, an increase of 8 percent (15 percent on a constant currency basis) compared with the second quarter of 2021.
•Canada revenue was $33 million, a decrease of 3 percent (an increase of 1 percent on a constant currency basis) compared with the second quarter of 2021.
•Latin America revenue was $29 million, an increase of 13 percent (14 percent on a constant currency basis) compared with the second quarter of 2021.
•United Kingdom revenue was $50 million, a decrease of 7 percent (an increase of 3 percent on a constant currency basis) compared with the second quarter of 2021.
•Africa revenue was $16 million, an increase of 3 percent (12 percent on a constant currency basis) compared with the second quarter of 2021.
•India revenue was $40 million, an increase of 44 percent (51 percent on a constant currency basis) compared with the second quarter of 2021.
•Asia Pacific revenue was $19 million, an increase of 19 percent (22 percent on a constant currency basis) compared with the second quarter of 2021.
Adjusted EBITDA was $81 million, an increase of 12 percent (19 percent on a constant currency basis) compared with the second quarter of 2021.
Consumer Interactive:
Consumer Interactive revenue, which includes Sontiq, Inc. (“Sontiq”), was $147 million, an increase of 8 percent (a decrease of 9 percent on an organic basis) compared with the second quarter of 2021.
Adjusted EBITDA was $68 million, an increase of 5 percent (a decrease of 6 percent on an organic basis) compared with the second quarter of 2021.

Liquidity and Capital Resources
Cash and cash equivalents were $522 million at June 30, 2022 and $1,842 million at December 31, 2021. In addition, we had $300 million of undrawn capacity on our Senior Secured Revolving Credit Facility at June 30, 2022. In January 2022, we prepaid $400 million of debt. In April 2022, we completed the acquisition of VF for $508 million, and also paid $355 million of taxes due on the gain of the divestiture of our Healthcare business, both funded with cash on hand.
For the six months ended June 30, 2022, cash used in operating activities of continuing operations was $115 million compared with cash provided by operating activities of continuing operations of $348 million in 2021. The increase in cash used in operating activities of continuing operations for the six month period was due primarily to payments made for taxes due on the gain on the divestiture of our Healthcare business made in the second quarter, an increase in cash payments for accrued incentive and other compensation made in the first quarter, and an increase in interest expense payments for the six month period. Cash used in investing activities of continuing operations was $676 million compared with $142 million in 2021. The increase in cash used in investing activities of continuing operations was due primarily to payments made for the VF acquisition and an increase in capital expenditures. Capital expenditures were $121 million compared with $93 million in 2021. Cash used in financing activities of continuing operations was $522 million compared with $203 million in 2021. The increase in cash used in financing activities of continuing operations was due primarily to an increase in debt prepayments.
Third Quarter and Full Year 2022 Outlook
Our guidance is based on a number of assumptions that are subject to change, many of which are outside of the control of the Company, including general macroeconomic conditions and the potential impact of the global COVID-19 pandemic. There are numerous evolving factors that we may not be able to accurately predict. There can be no assurance that the Company will achieve the results expressed by this guidance.

	Three Months Ended September 30, 2022		Twelve Months Ended December 31, 2022
(in millions, except per share data)	Low	High	Low	High
Revenue, as reported	$935	$955	$3,748	$3,798
Revenue growth[1]:
As reported	26%	28%	27%	28%
Constant currency[1,2]	28%	30%	28%	30%
Organic constant currency[1,3]	2%	3%	4%	5%

Net income attributable to TransUnion	$70	$80	$289	$318
Net income attributable to TransUnion growth	(39)%	(30)%	(79)%	(77)%
Net income attributable to TransUnion margin	7.4%	8.4%	7.7%	8.4%

Diluted Earnings per Share	$0.36	$0.41	$1.49	$1.64
Diluted Earnings per Share growth	(39)%	(30)%	(79)%	(77)%

Adjusted EBITDA, as reported[5]	$334	$348	$1,362	$1,399
Adjusted EBITDA growth, as reported[4]	11%	15%	18%	21%
Adjusted EBITDA margin	35.7%	36.4%	36.3%	36.8%

Adjusted Diluted Earnings per Share[5]	$0.89	$0.95	$3.70	$3.85
Adjusted Diluted Earnings per Share growth	(3)%	4%	7%	12%

(1)Additional revenue growth assumptions:
a.The impact of changing foreign currency exchange rates is expected to have approximately 2 points of headwind for Q3 2022 and 1 point of headwind for FY 2022.
b.The impact of recent acquisitions is expected to have approximately 27 points of benefit for Q3 2022 and 24 points of benefit for FY 2022.
c.The impact of mortgage is expected to be approximately 5 points of headwind for Q3 2022 and 5 points for FY 2022. These impacts are calculated by removing the U.S. mortgage revenue from both the current year and prior year periods.
(2)Constant currency growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(3)Organic constant currency growth rates are constant currency growth excluding inorganic growth. Inorganic growth represents growth attributable to the first twelve months of activity for recent business acquisitions.
(4) Additional Adjusted EBITDA assumptions:
a.The impact of changing foreign currency exchange rates is expected to have approximately 2 points of headwind for Q3 2022 and 1 point of headwind for FY 2022.
(5)For a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Schedule 6 of this Earnings Release.

Earnings Webcast Details
In conjunction with this release, TransUnion will host a conference call and webcast today at 8:30 a.m. Central Time to discuss the business results for the quarter and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion
TransUnion is a global information and insights company that makes trust possible in the modern economy. We do this by providing a comprehensive picture of each person so they can be reliably and safely represented in the marketplace. As a result, businesses and consumers can transact with confidence and achieve great things. We call this Information for Good.
A leading presence in more than 30 countries across five continents, TransUnion provides solutions that help create economic opportunity, great experiences and personal empowerment for hundreds of millions of people.
http://www.transunion.com/business

Availability of Information on TransUnion’s Website
Investors and others should note that TransUnion routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the TransUnion Investor Relations website. While not all of the information that the Company posts to the TransUnion Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in TransUnion to review the information that it shares on www.transunion.com/tru.

Non-GAAP Financial Measures
This earnings release presents constant currency growth rates assuming foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates. This earnings release also presents organic constant currency growth rates, which assumes consistent foreign currency exchange rates between years and also eliminates the impact of our recent acquisitions.

This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates and the impacts of recent acquisitions.
This earnings release also presents Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Effective Tax Rate, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share for all periods presented. These are important financial measures for the Company but are not financial measures as defined by GAAP. We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating performance because these measures eliminate the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. Adjusted EBITDA is also a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours. Our board of directors and executive management team use Adjusted EBITDA as compensation measures. Under the credit agreement governing our Senior Secured Credit Facility, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is tied to a ratio based on Adjusted EBITDA. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, including operating income, operating margin, effective tax rate, net income (loss) attributable to the Company, earnings per share or cash provided by operating activities. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the attached Schedules.
We define Adjusted EBITDA as net income (loss) attributable to TransUnion, less income from discontinued operations, net of tax, plus net interest expense, plus (less) provision (benefit) for income taxes, plus depreciation and amortization, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, plus certain accelerated technology investment expenses to migrate to the cloud, plus (less) certain other expenses (income). We define Adjusted Net Income as net income (loss) attributable to TransUnion, less income from discontinued operations, net of tax, plus stock-based compensation, plus mergers, acquisitions, divestitures and business optimization-related expenses, plus certain accelerated technology investment expenses, plus (less) certain other expenses (income), plus amortization of certain intangible assets, plus or minus the related and other changes in provision for income taxes. We define Adjusted Diluted Earnings per Share as Adjusted Net Income divided by the weighted-average diluted shares outstanding. The above definitions apply to our calculations for the periods shown on Schedules 1 through 6.

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this earnings release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions. Factors that could cause actual results to differ materially from those described in the forward-looking statements include: the effects of the COVID-19 pandemic, including the prevalence and severity of the variants; the war in Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of Ukraine; macroeconomic effects including the impact of inflation, and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond TransUnion’s control; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; regulatory oversight of “critical activities”; our ability to effectively manage our costs; economic and political stability in the United States and international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; the possibility that the expected benefits of the Healthcare divestiture will not be realized, or will not be realized within the expected time period; risks related to the distraction of management from ongoing business operations and other opportunities due to recent acquisitions and divestitures; our ability to acquire businesses, successfully secure financing for our acquisitions and timely consummate such acquisitions; the possibility that we will not successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions or realize the intended benefits of such acquisitions, including our recent Neustar acquisition; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; share repurchase plans; our reliance on key management personnel; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this earnings release speak only as of the date of this earnings release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this earnings release.
In addition to factors previously disclosed in TransUnion’s reports filed with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of pending and future legislation; macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness; and legislative and regulatory actions and reforms.

For More Information
E-mail:    Investor.Relations@transunion.com
Telephone:    312.985.2860

TRANSUNION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
(in millions, except per share data)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$521.8	$1,842.4
Trade accounts receivable, net of allowance of $11.2 and $10.7	636.3	558.0
Other current assets	308.6	231.6
Current assets of discontinued operations	27.0	—
Total current assets	$1,493.7	$2,632.0
Property, plant and equipment, net of accumulated depreciation and amortization of $666.3 and $625.4	218.3	247.7
Goodwill	5,587.2	5,525.7
Other intangibles, net of accumulated amortization of $2,075.1 and $1,908.9	3,815.1	3,770.6
Other assets	637.7	459.0
Other assets of discontinued operations	123.6	—
Total assets	$11,875.6	$12,635.0
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$281.0	$270.2
Short-term debt and current portion of long-term debt	114.6	114.6
Other current liabilities	511.6	972.2
Current liabilities of discontinued operations	8.8	—
Total current liabilities	$916.0	$1,357.0
Long-term debt	5,805.2	6,251.3
Deferred taxes	824.3	787.6
Other liabilities	190.8	232.9
Other liabilities of discontinued operations	0.4	—
Total liabilities	$7,736.7	$8,628.8
Stockholders’ equity:
Common stock, $0.01 par value; 1.0 billion shares authorized at June 30, 2022 and December 31, 2021, 198.4 million and 197.4 million shares issued at June 30, 2022 and December 31, 2021, respectively, and 192.5 million shares and 191.8 million shares outstanding as of June 30, 2022 and December 31, 2021, respectively	2.0	2.0
Additional paid-in capital	2,239.9	2,188.9
Treasury stock at cost; 5.9 million and 5.6 million shares at June 30, 2022 and December 31, 2021, respectively	(281.2)	(252.0)
Retained earnings	2,361.5	2,254.6
Accumulated other comprehensive loss	(283.5)	(285.4)
Total TransUnion stockholders’ equity	$4,038.7	$3,908.1
Noncontrolling interests	100.2	98.1
Total stockholders’ equity	$4,138.9	$4,006.2
Total liabilities and stockholders’ equity	$11,875.6	$12,635.0

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$948.3	$728.2	$1,869.5	$1,427.1
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	308.1	234.7	606.2	461.5
Selling, general and administrative	327.1	199.8	686.5	418.9
Depreciation and amortization	130.6	93.2	259.4	182.7
Total operating expenses	$765.8	$527.7	1,552.1	1,063.0
Operating income	$182.5	$200.4	317.4	364.0
Non-operating income and (expense)
Interest expense	(51.9)	(25.6)	(102.1)	(51.4)
Interest income	1.2	0.9	1.9	1.5
Earnings from equity method investments	3.1	2.7	6.1	5.7
Other income and (expense), net	(6.4)	2.2	(18.2)	1.8
Total non-operating income and (expense)	$(54.0)	$(19.7)	(112.2)	(42.3)
Income from continuing operations before income taxes	128.5	180.7	205.2	321.8
Provision for income taxes	(29.2)	(58.6)	(53.5)	(82.3)
Income from continuing operations	$99.3	$122.1	151.7	239.4
Discontinued operations, net of tax	0.3	10.8	—	24.1
Net income	$99.6	$132.9	151.6	263.5
Less: net income attributable to the noncontrolling interests	(4.1)	(5.2)	(7.7)	(8.0)
Net income attributable to TransUnion	$95.6	$127.6	$143.9	$255.6

Income from continuing operations	$99.3	$122.1	$151.7	$239.4
Less: income from continuing operations attributable to noncontrolling interests	(4.1)	(5.2)	(7.7)	(8.0)
Income from continuing operations attributable to TransUnion	95.3	116.8	143.9	231.4
Discontinued operations, net of tax	0.3	10.8	—	24.1
Net income attributable to TransUnion	$95.6	$127.6	$143.9	$255.6

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.49	$0.61	$0.75	$1.21
Discontinued operations, net of tax	—	0.06	—	0.13
Net Income attributable to TransUnion	$0.50	$0.67	$0.75	$1.34
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.49	$0.61	$0.75	$1.20
Discontinued operations, net of tax	—	0.06	—	0.13
Net Income attributable to TransUnion	$0.49	$0.66	$0.75	$1.33
Weighted-average shares outstanding:
Basic	192.5	191.4	192.3	191.2
Diluted	193.1	192.8	193.1	192.8
As a result of displaying amounts in millions, rounding differences may exist in the table above.

TRANSUNION AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$151.6	$263.5
Less: Discontinued operations, net of tax	—	(24.1)
Income from continuing operations	$151.7	$239.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	259.4	182.7
Loss on repayment of loans	6.5	0.5
Deferred taxes	(32.6)	21.8
Stock-based compensation	42.3	32.7
Provision for losses on trade accounts receivable	2.3	(1.0)
Other	11.2	3.3
Changes in assets and liabilities:
Trade accounts receivable	(61.0)	(55.8)
Other current and long-term assets	(40.2)	(33.5)
Trade accounts payable	6.4	11.0
Other current and long-term liabilities	(461.4)	(53.4)
Cash (used in) provided by operating activities of continuing operations	$(115.4)	$347.7
Cash provided by operating activities of discontinued operations	0.2	32.8
Cash (used in) provided by operating activities	$(115.2)	$380.5
Cash flows from investing activities:
Capital expenditures	(121.3)	(93.2)
Proceeds from sale/maturities of other investments	42.5	4.1
Purchases of other investments	(76.3)	(21.1)
Investments in consolidated affiliates, net of cash acquired	(504.0)	—
Investments in nonconsolidated affiliates and purchase of convertible notes	(14.8)	(31.4)
Other	(2.3)	(0.6)
Cash used in investing activities of continuing operations	$(676.2)	$(142.2)
Cash used in investing activities of discontinued operations	(0.7)	(3.9)
Cash used in investing activities	$(676.9)	$(146.1)
Cash flows from financing activities:
Repayments of debt	(457.3)	(113.3)
Proceeds from issuance of common stock and exercise of stock options	8.9	11.1
Dividends to shareholders	(37.2)	(33.3)
Employee taxes paid on restricted stock units recorded as treasury stock	(29.2)	(34.0)
Payment of contingent consideration	(2.8)	(32.4)
Distributions to noncontrolling interests	(4.2)	(0.6)
Cash used in financing activities of continuing operations	$(521.8)	$(202.5)
Cash used in financing activities of discontinued operations	—	—
Cash used in financing activities	$(521.8)	$(202.5)
Effect of exchange rate changes on cash and cash equivalents	(6.7)	1.1
Net change in cash and cash equivalents	$(1,320.6)	$33.0
Cash and cash equivalents, beginning of period	1,842.4	492.7
Cash and cash equivalents, end of period	$521.8	$525.7
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Three Months Ended June 30, 2022 compared with the Three Months Ended June 30, 2021
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	30.2%	31.7%	27.1%	3.1%	4.6%
U.S. Markets	44.4%	44.4%	39.6%	4.8%	4.8%
Financial Services	11.3%	11.3%	8.3%	3.0%	3.0%
Emerging Verticals	97.7%	97.7%	90.0%	7.7%	7.7%
International	8.4%	14.7%	—%	8.4%	14.7%
Canada	(2.6)%	1.1%	—%	(2.6)%	1.1%
Latin America	13.3%	14.4%	—%	13.3%	14.4%
United Kingdom	(7.0)%	3.2%	—%	(7.0)%	3.2%
Africa	3.0%	11.8%	—%	3.0%	11.8%
India	43.8%	50.6%	—%	43.8%	50.6%
Asia Pacific	18.9%	22.3%	—%	18.9%	22.3%
Consumer Interactive	7.9%	7.9%	17.3%	(9.4)%	(9.4)%

Adjusted EBITDA:
Consolidated	18.6%	20.1%	16.3%	2.3%	3.8%
U.S. Markets	25.5%	25.4%	22.1%	3.4%	3.4%
International	12.3%	18.6%	—%	12.3%	18.6%
Consumer Interactive	5.0%	5.0%	10.8%	(5.8)%	(5.8)%

SCHEDULE 1
TRANSUNION AND SUBSIDIARIES
Revenue and Adjusted EBITDA growth rates as Reported, CC, Inorganic, Organic and Organic CC
(Unaudited)

	For the Six Months Ended June 30, 2022 compared with the Six Months Ended June 30, 2021
	Reported	CC Growth(1)	Inorganic(2)	Organic Growth(3)	Organic CC Growth(4)
Revenue:
Consolidated	31.0%	32.1%	25.9%	5.2%	6.2%
U.S. Markets	43.3%	43.4%	37.5%	5.8%	5.8%
Financial Services	8.2%	8.2%	4.2%	4.0%	4.0%
Emerging Verticals	100.7%	100.7%	92.0%	8.8%	8.8%
International	11.7%	16.2%	—%	11.7%	16.2%
Canada	(0.9)%	1.0%	—%	(0.9)%	1.0%
Latin America	13.2%	15.6%	—%	13.2%	15.6%
United Kingdom	2.3%	9.0%	—%	2.3%	9.0%
Africa	5.2%	10.7%	—%	5.2%	10.7%
India	37.9%	43.4%	—%	37.9%	43.4%
Asia Pacific	20.8%	23.4%	—%	20.8%	23.4%
Consumer Interactive	11.3%	11.3%	17.3%	(6.0)%	(6.0)%

Adjusted EBITDA:
Consolidated	19.5%	20.6%	16.1%	3.4%	4.5%
U.S. Markets	24.1%	24.1%	21.4%	2.6%	2.6%
International	13.5%	18.1%	—%	13.5%	18.1%
Consumer Interactive	11.0%	11.0%	11.6%	(0.6)%	(0.6)%
(1)Constant Currency (“CC”) growth rates assume foreign currency exchange rates are consistent between years. This allows financial results to be evaluated without the impact of fluctuations in foreign currency exchange rates.
(2)Inorganic growth rate represents growth attributable to the first twelve months of activity for recent business acquisitions.
(3)Organic growth rate is the reported growth rate less the inorganic growth rate.
(4)Organic CC growth rate is the CC growth rate less inorganic growth rate.

SCHEDULE 2
TRANSUNION AND SUBSIDIARIES
Consolidated and Segment Revenue, Adjusted EBITDA, and Adjusted EBITDA Margins (Unaudited)
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
U.S. Markets gross revenue
Financial Services	$301.2	$270.7	$577.6	$533.7
Emerging Verticals	332.2	168.0	655.7	326.7
U.S. Markets gross revenue	$633.4	$438.7	$1,233.3	$860.4

International gross revenue
Canada	$33.1	$34.0	$63.8	$64.4
Latin America	29.5	26.0	56.8	50.1
United Kingdom	49.6	53.4	106.0	103.7
Africa	15.6	15.2	30.4	28.9
India	40.2	27.9	85.3	61.9
Asia Pacific	19.0	16.0	35.9	29.7
International gross revenue	$187.0	$172.5	$378.2	$338.7

Consumer Interactive gross revenue	$147.4	$136.6	$297.0	$266.9

Total gross revenue	$967.8	$747.7	$1,908.5	$1,466.0

Intersegment revenue eliminations
U.S. Markets	$(17.8)	$(17.6)	$(35.5)	$(35.0)
International	(1.5)	(1.5)	(2.9)	(2.9)
Consumer Interactive	(0.3)	(0.5)	(0.5)	(1.0)
Total intersegment revenue eliminations	$(19.5)	$(19.6)	$(39.0)	$(39.0)

Total revenue as reported	$948.3	$728.2	$1,869.5	$1,427.1

Adjusted EBITDA:
U.S. Markets	$234.4	$186.8	$451.1	$363.5
International	81.0	72.2	163.0	143.6
Consumer Interactive	68.0	64.8	137.0	123.3
Corporate	(33.1)	(28.5)	(66.5)	(57.6)
Consolidated Adjusted EBITDA	$350.3	$295.3	$684.5	$572.8

Adjusted EBITDA margin:(1)
U.S. Markets	37.0%	42.6%	36.6%	42.2%
International	43.3%	41.8%	43.1%	42.4%
Consumer Interactive	46.2%	47.5%	46.1%	46.2%
Consolidated	36.9%	40.6%	36.6%	40.1%
(1)Segment Adjusted EBITDA margins are calculated using segment gross revenue and segment Adjusted EBITDA. Consolidated Adjusted EBITDA margin is calculated using total revenue as reported and consolidated Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of net income attributable to TransUnion to consolidated Adjusted EBITDA:
Net income attributable to TransUnion	$95.6	$127.6	$143.9	$255.6
Discontinued operations, net of tax	(0.3)	(10.8)	—	(24.1)
Income from continuing operations attributable to TransUnion	$95.3	$116.8	$143.9	$231.4
Net interest expense	50.7	24.7	100.2	49.8
Provision for income taxes	29.2	58.6	53.5	82.3
Depreciation and amortization	130.6	93.2	259.4	182.7
EBITDA	$305.7	$293.4	$557.1	$546.3
Adjustments to EBITDA:
Stock-based compensation(1)	20.3	17.1	$40.8	$32.5
Mergers and acquisitions, divestitures and business optimization(2)	14.0	8.8	28.6	10.6
Accelerated technology investment(3)	8.1	9.8	20.1	17.1
Net other(4)	2.2	(33.8)	37.9	(33.7)
Total adjustments to EBITDA	$44.6	$1.9	$127.5	$26.5
Consolidated Adjusted EBITDA	$350.3	$295.3	$684.5	$572.8

Net income attributable to TransUnion margin	10.1%	17.5%	7.7%	17.9%
Consolidated Adjusted EBITDA margin	36.9%	40.6%	36.6%	40.1%
As a result of displaying amounts in millions, rounding differences may exist in the tables above and footnotes below.
(1)Consisted of stock-based compensation and cash-settled stock-based compensation.
(2)For the three months ended June 30, 2022, consisted of the following adjustments: $9.0 million of acquisition expenses; $7.7 million of Neustar integration costs; $(1.8) million reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.9) million adjustment to fair value of put options.
For the six months ended June 30, 2022, consisted of the following adjustments: $17.9 million of acquisition expenses; $16.7 million of Neustar integration costs; $(5.3) million reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.8) million adjustment to fair value of put options.
For the three months ended June 30, 2021, consisted of the following adjustments: $6.7 million of adjustments to contingent consideration expense from previous acquisitions; $1.1 million of acquisition expenses; and a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity.
For the six months ended June 30, 2021, consisted of the following adjustments: $7.9 million of adjustments to contingent consideration expense from previous acquisitions; $2.2 million of acquisition expenses; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; and a $(0.5) million gain on the sale of a cost method investment.
(3)Represents expenses associated with our accelerated technology investment to migrate to the cloud.
(4)For the three months ended June 30, 2022, net other consisted of $2.2 million of net other, which includes net losses from currency remeasurement of our foreign operations, loan fees and other.
For the six months ended June 30, 2022, consisted of the following adjustments: $28.4 million for certain legal and regulatory expenses; $6.5 million of deferred loan fees written off as a result of the prepayments on our debt; and $3.0 million of net other, which includes net losses from currency remeasurement of our foreign operations, loan fees and other.
For the three months ended June 30, 2021, consisted of the following adjustments: $(32.4) million net reduction in certain legal expenses; a $(3.4) million recovery from the Fraud Incident, net of additional administrative expenses; and $2.0 million of net other consisting of net losses from currency remeasurement of our foreign operations, loan fees and other.
For the six months ended June 30, 2021, consisted of the following adjustments: $(32.4) million net reduction in certain legal expenses; a $(3.4) million recovery from the Fraud Incident, net of additional administrative expenses; and $2.1 million of net other consisting of net losses from currency remeasurement of our foreign operations, loan fees and other.

SCHEDULE 3
TRANSUNION AND SUBSIDIARIES
Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income from continuing operations attributable to TransUnion	$95.3	$116.8	$143.9	$231.4
Discontinued operations, net of tax	0.3	10.8	—	24.1
Net income attributable to TransUnion	$95.6	$127.6	$143.9	$255.6

Weighted-average shares outstanding:
Basic	192.5	191.4	192.3	191.2
Diluted	193.1	192.8	193.1	192.8

Basic earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.49	$0.61	$0.75	$1.21
Discontinued operations, net of tax	—	0.06	—	0.13
Net Income attributable to TransUnion	$0.50	$0.67	$0.75	$1.34
Diluted earnings per common share from:
Income from continuing operations attributable to TransUnion	$0.49	$0.61	$0.75	$1.20
Discontinued operations, net of tax	—	0.06	—	0.13
Net Income attributable to TransUnion	$0.49	$0.66	$0.75	$1.33

Reconciliation of net income attributable to TransUnion to Adjusted Net Income:
Net income attributable to TransUnion	$95.6	$127.6	$143.9	$255.6
Discontinued operations, net of tax	(0.3)	(10.8)	—	(24.1)
Income from continuing operations attributable to TransUnion	$95.3	$116.8	$143.9	$231.4
Adjustments before income tax items:
Stock-based compensation(1)	20.3	17.1	40.8	32.5
Mergers and acquisitions, divestitures and business optimization(2)	14.0	8.8	28.6	10.6
Accelerated technology investment(3)	8.1	9.8	20.1	17.1
Net other(4)	1.8	(34.2)	37.0	(34.5)
Amortization of certain intangible assets(5)	78.2	45.0	154.4	90.3
Total adjustments before income tax items	$122.4	$46.4	$281.1	$116.0
Change in provision for income taxes per schedule 4	$(28.1)	$7.2	$(56.6)	$(16.5)
Adjusted Net Income	$189.5	$170.4	$368.3	$330.9

Weighted-average shares outstanding:
Basic	192.5	191.4	192.3	191.2
Diluted	193.1	192.8	193.1	192.8

Adjusted Earnings per Share:
Basic	$0.98	$0.89	$1.92	$1.73
Diluted	$0.98	$0.88	$1.91	$1.72

As a result of displaying amounts in millions, rounding differences may exist in the table above and footnotes below.
(1)Consisted of stock-based compensation and cash-settled stock-based compensation.
(2)For the three months ended June 30, 2022, consisted of the following adjustments: $9.0 million of acquisition expenses; $7.7 million of Neustar integration costs; $(1.8) million reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.9) million adjustment to fair value of put options.
For the six months ended June 30, 2022, consisted of the following adjustments: $17.9 million of acquisition expenses; $16.7 million of Neustar integration costs; $(5.3) million reimbursements for transition services related to divested businesses, net of separation expenses; and a $(0.8) million adjustment to fair value of put options.
For the three months ended June 30, 2021, consisted of the following adjustments: $6.7 million of adjustments to contingent consideration expense from previous acquisitions; $1.1 million of acquisition expenses; and a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity.
For the six months ended June 30, 2021, consisted of the following adjustments: $7.9 million of adjustments to contingent consideration expense from previous acquisitions; $2.2 million of acquisition expenses; a $1.1 million gain reduction to notes receivable that were converted into equity upon acquisition and consolidation of an entity; and a $(0.5) million gain on the sale of a cost method investment.
(3)Represents expenses associated with our accelerated technology investment to migrate to the cloud.
(4)For the three months ended June 30, 2022, consisted of $1.8 million of net other, which includes net losses from currency remeasurement of our foreign operations, loan fees and other.
For the six months ended June 30, 2022, consisted of the following adjustments: $28.4 million for certain legal and regulatory expenses; $6.5 million of deferred loan fees written off as a result of the prepayments on our debt; and $2.1 million of net other, which includes net losses from currency remeasurement of our foreign operations, loan fees and other.
For the three months ended June 30, 2021, consisted of the following adjustments: $(32.4) million net reduction in certain legal expenses; a $(3.4) million recovery from the Fraud Incident, net of additional administrative expenses; and $1.6 million of net other consisting of net losses from currency remeasurement of our foreign operations, loan fees and other.
For the six months ended June 30, 2021, consisted of the following adjustments: $(32.4) million net reduction in certain legal expenses; a $(3.4) million recovery from the Fraud Incident, net of additional administrative expenses; and $1.3 million of net other consisting of net losses from currency remeasurement of our foreign operations, loan fees and other.
(5)Consisted of amortization of intangible assets from our 2012 change in control transaction and amortization of intangible assets established in business acquisitions after our 2012 change in control transaction.

SCHEDULE 4
TRANSUNION AND SUBSIDIARIES
Effective Tax Rate and Adjusted Effective Tax Rate (Unaudited)
(dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income from continuing operations before income taxes	$128.5	$180.7	$205.2	$321.8
Total adjustments before income tax items from schedule 3	122.4	46.4	281.1	116.0
Noncontrolling interest portion of Adjusted Net Income adjustments	—	(2.0)	—	(2.0)
Adjusted income from continuing operations before income taxes	$250.9	$225.2	$486.3	$435.8

Provision for income taxes	$(29.2)	$(58.6)	$(53.5)	$(82.3)
Adjustments for income taxes:
Tax effect of above adjustments(1)	(28.2)	(7.3)	(56.6)	(21.9)
Eliminate impact of excess tax benefits for share compensation	(0.8)	(2.2)	(5.0)	(7.6)
Other(2)	0.8	16.6	4.9	12.9
Total adjustments for income taxes	$(28.1)	$7.2	$(56.6)	$(16.5)
Adjusted provision for income taxes	$(57.3)	$(51.5)	$(110.2)	$(98.9)

Effective tax rate	22.7%	32.4%	26.1%	25.6%
Adjusted Effective Tax Rate	22.8%	22.9%	22.7%	22.7%
As a result of displaying amounts in millions, rounding differences may exist in the table above.
(1)Tax rates used to calculate the tax expense impact are based on the nature of each item.
(2)Eliminates impact of state and foreign tax rate changes on deferred taxes, valuation allowances related to prior periods on foreign net operating losses, capital losses and foreign tax credits and other discrete adjustments related to prior periods, such as return to provision adjustments and uncertain tax position adjustments.

SCHEDULE 5
TRANSUNION AND SUBSIDIARIES
Segment Depreciation and Amortization (Unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

U.S. Markets	$88.8	$53.8	$174.3	$105.1
International	31.8	34.2	64.9	67.1
Consumer Interactive	8.7	3.8	17.6	7.5
Corporate	1.3	1.4	2.6	2.9
Total depreciation and amortization	$130.6	$93.2	$259.4	$182.7
As a result of displaying amounts in millions, rounding differences may exist in the table above.

SCHEDULE 6
TRANSUNION AND SUBSIDIARIES
Reconciliation of Non-GAAP Guidance (Unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2022		Twelve Months Ended December 31, 2022
	Low	High	Low	High
Guidance reconciliation of net income attributable to TransUnion to Adjusted EBITDA:
Net income attributable to TransUnion	$70	$80	$289	$318
Discontinued operations, net of tax	(3)	(3)	(7)	(7)
Income from continuing operations attributable to TransUnion	$67	$78	$283	$311
Interest, taxes and depreciation and amortization	211	214	842	850
EBITDA	$278	$292	$1,124	$1,161
Stock-based compensation, mergers, acquisitions divestitures and business optimization-related expenses and other adjustments(1)	56	56	238	238
Adjusted EBITDA	$334	$348	$1,362	$1,399

Net income attributable to TransUnion margin	7.4%	8.4%	7.7%	8.4%
Adjusted EBITDA margin	35.7%	36.4%	36.3%	36.8%

Reconciliation of diluted earnings per share to Adjusted Diluted Earnings per Share:
Diluted earnings per share	$0.36	$0.41	$1.49	$1.64
Adjustments to diluted earnings per share(1)	0.53	0.53	2.20	2.20
Adjusted Diluted Earnings per Share	$0.89	$0.95	$3.70	$3.85
As a result of displaying amounts in millions, rounding differences may exist in the table above.
(1)These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.